UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2025

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 1, 2025, California Water Service Group (“Group”) completed the sale and issuance of (i) $70 million principal amount of its 4.87% Senior Unsecured Notes, Series A, due October 1, 2032 (the “Series A Notes”) and (ii) $100 million principal amount of its 5.22% Senior Unsecured Notes, Series B, due October 1, 2035 (the “Series B Notes” and together with the Series A Notes, the “Notes”), pursuant to a Note Purchase Agreement, dated October 1, 2025 (the “Note Purchase Agreement”), and California Water Service Company (“Cal Water”), a wholly owned subsidiary of Group, completed the sale and issuance of $200 million principal amount of its 5.64% First Mortgage Bonds due October 1, 2055, Series 3 (the “Bonds”) pursuant to a Bond Purchase Agreement, dated October 1, 2025.

Interest on the Notes will accrue semi-annually and be payable in arrears on April 1 and October 1 of each year, commencing on April 1, 2026. The Notes rank equally with Group’s indebtedness under its Credit Agreement, dated as of March 31, 2023, with Bank of America, N.A. and the other parties thereto.

Interest on the Bonds will accrue semi-annually and be payable in arrears on April 1 and October 1 of each year, commencing on April 1, 2026. The Bonds rank equally with all of Cal Water’s other First Mortgage Bonds and are secured by liens on its properties, subject to certain exceptions and permitted liens.

The Notes received an “A” rating from S&P Global (“S&P”) in advance of the sale. The Bonds have an S&P rating of “AA-.”

Group plans to use the net proceeds from the sale of the Notes to refinance existing indebtedness and for general corporate purposes. Cal Water plans to use the net proceeds from the sale of the Bonds to refinance existing indebtedness and for general corporate purposes, as set forth in California Public Utilities Code Section 817.

The Notes and the Bonds were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or the Bonds.

The foregoing description of the Notes and the Bonds are qualified in their entirety by reference to the full terms and conditions of the Note Purchase Agreement and the Sixty-Fifth Supplemental Indenture, dated as of October 1, 2025, respectively, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and each incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of October 1, 2025, by and among California Water Service Group and the several Purchasers named therein.

10.2	Sixty-Fifth Supplemental Indenture, dated as of October 1, 2025, between California Water Service Company and U.S. Bank Trust Company, National Association, as trustee, covering 5.64% First Mortgage Bonds due 2055, Series 3.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: October 3, 2025	By:	/s/ James P. Lynch
	Name:	James P. Lynch
	Title:	Senior Vice President, Chief Financial Officer and Treasurer